UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2022

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 13, 2022, in connection with the new U.S. Securities and Exchange Commission rules regarding universal proxy cards and a periodic review of the bylaws of CoreCivic, Inc., a Maryland corporation (the “Company”), the Board of Directors (the “Board”) of the Company approved and adopted the Tenth Amended and Restated Bylaws (the “Amended and Restated Bylaws”), effective December 13, 2022. Among other things, the amendments effected by the Amended and Restated Bylaws:

•

Enhance procedural mechanics and disclosure requirements in connection with stockholder proposals of business and nominations of directors made in connection with annual and special meetings of stockholders by, including, without limitation:

•

Requiring that the stockholder proponent must provide certain additional information to the Company (i) regarding the business to be proposed by the proponent, including providing disclosure regarding the text of any resolutions intended to be presented at the meeting and any agreement between such proponent and other persons with respect to the business being proposed; and (ii) regarding such proponent (including associated persons) in connection with the proposal, including requiring the proponent to provide the same type of information that would be required if the proponent were making a director nomination as referenced below.

•

Requiring that the stockholder proponent must provide certain additional information to the Company regarding such proponent (including associated persons) in connection with such nomination, including providing disclosure regarding all direct or indirect economic interests held by the proponent in the securities of the Company (including derivative instruments), a representation whether the proponent (or qualified representative) intends to appear at the meeting to propose the nomination, and any additional information regarding the proponent as may be reasonably requested by the Company.

•

Requiring that the stockholder proponent must provide certain additional information to the Company regarding the nominee in connection with such nomination, including providing disclosure regarding all information with respect to the nominee that would be required if the nominee were a stockholder proposing a nomination, any direct or indirect compensation and other material involving the nominee (including associated persons) and the proponent regarding the nomination, and any additional information regarding the nominee as may reasonably be requested by the Company.

•

Requiring a stockholder who gave notice of any nomination to be brought before a meeting of stockholders to update and supplement such notice, if necessary, to ensure the information required by the advance notice bylaws remains accurate, and to require that any additional information requested by the Company pursuant to the advance notice bylaws must be delivered not later than five business days after any such request has been delivered.

•

Adding a requirement that any stockholder submitting a nomination notice make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•

Clarifying that, unless required by applicable law, if, after such stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and subsequently fails either to comply with the requirements of Rule 14a-19(a)(2) or (3) under the Exchange Act or to provide documentation reasonably satisfactory to the Company that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act (upon request by the Company), then such nomination will be disregarded and no vote on such nominee proposed by such stockholder will occur.

•	Providing that the number of nominees proposed by stockholders submitting a nomination notice may not exceed the number of directors to be elected at the relevant meeting of stockholders.

•	Requiring a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white.

•	Include a severability provision.

•	Make various other updates, including clarifying, technical, ministerial and conforming changes.

The foregoing summary of the amendments effected by the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

3.1	Tenth Amended and Restated Bylaws of CoreCivic, Inc., effective as of December 13, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 16, 2022	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle
Executive Vice President and Chief Financial Officer